FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Reports Q2 2014 Results
Q2 2014 revenue growth of 13 percent and net income of $1.9 million

SALT LAKE CITY - July 24, 2014 - Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended June 30, 2014.

Key Q2 2014 metrics (comparison to Q2 2013):

•	Revenue: $332.5M vs. $293.2M (13% increase);

•	Gross profit: $62.6M vs. $57.8M (8% increase);

•	Gross margin: 18.8% vs. 19.7% (90 basis point decrease);

•	Sales and marketing expense: $23.5M vs. $19.2M (23% increase);

•	Contribution (non-GAAP measure): $39.1M vs. $38.6M (1% increase);

•	G&A/Technology expense: $37.3M vs. $34.5M (8% increase);

•	Pre-tax income: $2.3M vs. $4.0M ($1.7M decrease);

•	Provision for income taxes: $433,000 vs. $312,000 ($121,000 increase);

•	Net income: $1.9M vs. $3.7M ($1.8M decrease); and

•	Diluted EPS: $0.08/share vs. $0.15/share ($0.07/share decrease).

Dear Owners,
We are pleased to have returned to double digit revenue growth while delivering our 10th profitable quarter in a row. In addition, our increases in technology spending have supported an innovation cycle that has spun up to the point that we can conceive and execute on ideas much faster than at any previous time in our existence. A good example of this is the credit facility that we started offering customers this week, on competitive, and in some cases, significantly stronger terms than Amazon offers on its store card. Other examples from 2014 include Bitcoin, Pet Adoptions, Insurance, and Supplier Oasis Fulfillment Services (which is an alternative to Amazon Fulfillment Services at a fraction of the price). Barring exogenous events, I anticipate that our innovative efforts will continue gathering momentum.
In addition, the 1st Appellate District of the California Court of Appeals has set an August 15, 2014 date in San Francisco to hear oral arguments regarding our lawsuit against Goldman Sachs and Merrill

Lynch, as well as the motion to unseal the evidence that has been jointly filed by The Economist, Rolling Stone, Bloomberg, and The New York Times. I believe things are going to get exciting.
As previously announced, the company will hold a conference call and webcast to discuss its Q2 2014 financial results Thursday, July 24, 2014, at 11:30 a.m. ET. I look forward to talking with you then.
Your humble servant,
Patrick M. Byrne
P.S. On June 5 of this quarter several CNBC personalities issued an on-air invitation/challenge to me to appear on CNBC. I publicly accepted that invitation that very day (see my DeepCapture blog, “My Response to Becky Quick’s Proposal: I Do,” June 5, 2014). Since then, CNBC has refused to respond to emails or phone calls. I mention this only because shareholders have asked me why I did not call their raise. The answer is, I did, and they were bluffing.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 72525892 when prompted. Participants outside the United States or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 2:30 p.m. ET on Thursday, July 24, 2014, through 11:59 p.m. ET on Thursday, August 7, 2014. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Email questions to Mark Harden at mharden@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue for Q2 2014 and 2013 was $332.5 million and $293.2 million, respectively, a 13% increase. The growth in revenue was primarily due to a 9% increase in orders, coupled with a 6% increase in average order size, from $167 to $177. These increases were partially offset by increased promotional activities (including coupons, site sales, and Club O Rewards), which are recognized as a reduction of revenue. Although our average order size has increased in recent years, we expect the rate of increase to taper in 2014.

Gross profit - Gross profit for Q2 2014 and 2013 was $62.6 million and $57.8 million, respectively, an 8% increase, representing 18.8% and 19.7% gross margin for those respective periods. The increase in gross profit was primarily due to higher revenue. The decrease in gross margin was largely due to increased promotional activities (including coupons, site sales, and Club O Rewards), which are recognized as a reduction of revenue.

Sales and marketing expenses - Sales and marketing expenses totaled $23.5 million and $19.2 million for Q2 2014 and 2013, respectively, a 23% increase, and representing 7.1% and 6.6% of total net revenue for those periods. The increase was primarily due to increased spending in the sponsored search, display ad, and email marketing channels due to driving a higher proportion of our revenue through those channels.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) - Contribution for Q2 2014 and 2013 was $39.1 million and $38.6 million, respectively, a 1% increase, representing 11.8% and 13.2% contribution margin for those respective periods.

Contribution (a non-GAAP financial measure - which we reconcile to "gross profit" in our statement of income) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

Our calculation of contribution and contribution margin is set forth below (in thousands):

	Three months ended
	June 30,
	2014		2013
Total net revenue	$332,545	100.0%	$293,204	100.0%
Cost of goods sold	269,920	81.2%	235,365	80.3%
Gross profit	62,625	18.8%	57,839	19.7%
Less: Sales and marketing expense	23,543	7.1%	19,208	6.6%
Contribution and contribution margin	$39,082	11.8%	$38,631	13.2%

Technology expenses - Technology expenses totaled $21.4 million and $17.9 million for Q2 2014 and 2013, respectively, a 19% increase, and representing 6.4% and 6.1% of total net revenue for those respective periods. The increase is primarily due to an increase in staff-related costs and depreciation.

General and administrative ("G&A") expenses - G&A expenses totaled $15.9 million and $16.6 million for Q2 2014 and 2013, respectively, a 4% decrease, and representing 4.8% and 5.7% of total revenue for those respective periods. The decrease is primarily due to a $1.8 million decrease in legal costs, partially offset by an increase in staff-related costs, travel costs, and professional fees.

Restructuring - Restructuring costs totaled zero and ($39,000) for Q2 2014 and 2013, respectively. The credit in Q2 2013 was related to our exercising an early termination option in one of our office space leases.

Interest income - Interest income was $37,000 and $32,000 for Q2 2014 and 2013, respectively.

Interest expense - Interest expense totaled $12,000 and $37,000 for Q2 2014 and 2013, respectively.

Other income (expense), net - Other income (expense), net totaled $524,000 and ($150,000) for Q2 2014 and 2013, respectively. The increase is primarily due to a decrease in losses on precious metals (there were no losses in the current quarter), and increases in Club O Rewards and gift card breakage.

Provision for income taxes - Provision for income taxes totaled $433,000 and $312,000 for Q2 2014 and 2013, respectively.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled $27.0 million and $46.3 million for the twelve months ended June 30, 2014 and 2013, respectively. The $19.4 million decrease was due to a $10.8 million decrease in operating cash flows and an $8.6 million increase in capital expenditures.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. Also, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Six months ended June 30,		Twelve months ended June 30,
	2014	2013	2014	2013
Net cash provided by (used in) operating activities	$(29,299)	$3,521	$50,825	$61,607
Expenditures for fixed assets, including internal-use software and website development	(15,079)	(9,296)	(23,850)	(15,281)
Free cash flow	$(44,378)	$(5,775)	$26,975	$46,326

Cash and working capital - We had cash and cash equivalents of $101.9 million and $148.7 million and working capital of $27.3 million and $25.7 million at June 30, 2014 and December 31, 2013, respectively.

About Overstock.com
Overstock.com (NASDAQ: OSTK) is a discount online shopping retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars. Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items. Main Street Revolution supports small businesses across the United States by providing them a national customer base. The Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites in 2011. The NRF Foundation/American Express 2011 Customer Choice Awards ranked Overstock.com #4 in customer service among all U.S. retailers. Overstock.com sells internationally under the name O.co. Overstock Shopping (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc. O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc.

# # #

This press release and the July 24, 2014 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the mix of products we sell, the results of legal proceedings and claims and the amounts we spend relating to them, the extent to which we owe income taxes, competition, fluctuations in operating results, any difficulties we may encounter as a result of accepting Bitcoin as payment, any inability to raise capital if needed on acceptable terms, our efforts to expand both domestically and internationally, risks of inventory management and seasonality. Other risks and uncertainties include, among others, risks related to new products and services we may offer, and difficulties with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them. More information about factors that could potentially affect our financial results is included in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 27, 2014 and our Form 10-Q for the quarter ended March 31, 2014 which was filed with the Securities and Exchange Commission on April 29, 2014. These and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$101,878	$148,665
Restricted cash	1,580	1,580
Accounts receivable, net	15,628	16,047
Inventories, net	20,202	27,043
Prepaid inventories, net	1,868	1,804
Deferred tax assets, net	13,854	13,854
Prepaids and other current assets	16,090	10,298
Total current assets	171,100	219,291
Fixed assets, net	35,002	27,194
Precious metals	9,678	9,678
Deferred tax assets, net	56,188	58,797
Goodwill	2,784	2,784
Other long-term assets, net	1,777	2,023
Total assets	$276,529	$319,767
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,692	$90,582
Accrued liabilities	50,891	65,679
Deferred revenue	36,228	37,321
Total current liabilities	143,811	193,582
Other long-term liabilities	3,950	3,294
Total liabilities	147,761	196,876
Commitments and contingencies	0	0
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	—	—
Common stock, $0.0001 par value
Authorized shares - 100,000
Issued shares - 27,229 and 26,909
Outstanding shares - 24,026 and 23,785	2	2
Additional paid-in capital	363,999	361,706
Accumulated deficit	(152,708)	(158,587)
Treasury stock:
Shares at cost - 3,203 and 3,124	(82,525)	(80,230)
Total stockholders’ equity	128,768	122,891
Total liabilities and stockholders’ equity	$276,529	$319,767

Overstock.com, Inc.
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue, net
Direct	$33,215	$36,250	$71,262	$78,192
Fulfillment partner	299,330	256,954	602,490	527,006
Total net revenue	332,545	293,204	673,752	605,198
Cost of goods sold
Direct	29,473	31,842	62,570	68,991
Fulfillment partner	240,447	203,523	484,561	419,432
Total cost of goods sold	269,920	235,365	547,131	488,423
Gross profit	62,625	57,839	126,621	116,775
Operating expenses:
Sales and marketing	23,543	19,208	46,935	37,913
Technology	21,408	17,920	41,009	36,080
General and administrative	15,881	16,585	31,177	31,673
Restructuring	—	(39)	(360)	(471)
Total operating expenses	60,832	53,674	118,761	105,195
Operating income	1,793	4,165	7,860	11,580
Interest income	37	32	78	66
Interest expense	(12)	(37)	(19)	(88)
Other income (expense), net	524	(150)	983	195
Income before income taxes	2,342	4,010	8,902	11,753
Provision for income taxes	433	312	3,023	358
Net income	$1,909	$3,698	$5,879	$11,395
Net income per common share—basic:
Net income attributable to common shares—basic	$0.08	$0.16	$0.25	$0.48
Weighted average common shares outstanding—basic	24,009	23,714	23,968	23,654
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.08	$0.15	$0.24	$0.47
Weighted average common shares outstanding—diluted	24,190	24,283	24,265	24,158

Comprehensive income	$1,909	$3,698	$5,879	$11,395

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,		Twelve months ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$5,879	$11,395	$82,993	$22,875
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,105	7,526	15,101	15,439
Realized gain from sale of marketable securities	(10)	(12)	(31)	(14)
Loss on disposition of fixed assets	—	—	—	11
Stock-based compensation to employees and directors	1,951	1,568	3,634	3,452
Deferred income taxes	2,609	—	(70,042)	—
Amortization of debt discount and deferred loan costs	—	9	9	45
Loss on investment in precious metals	—	382	1,075	382
Restructuring charges (reversals)	(360)	(471)	(360)	(493)
Changes in operating assets and liabilities:
Restricted cash	—	125	75	264
Accounts receivable, net	419	4,691	(1,046)	(4,498)
Inventories, net	6,841	5,475	787	85
Prepaid inventories, net	(64)	260	(216)	102
Prepaids and other current assets	(5,485)	(4,801)	(1,220)	(617)
Other long-term assets, net	(112)	123	(233)	(1,033)
Accounts payable	(33,932)	(12,924)	7,172	8,825
Accrued liabilities	(14,841)	(693)	3,811	11,200
Deferred revenue	(1,093)	(8,552)	6,369	5,596
Other long-term liabilities	794	(580)	2,947	(14)
Net cash provided by (used in) operating activities	(29,299)	3,521	50,825	61,607
Cash flows from investing activities:
Purchases of marketable securities	(16)	(95)	(53)	(122)
Purchases of intangible assets	(54)	—	(67)	—
Sales of marketable securities	77	152	217	152
Investment in precious metals	—	—	(8,080)	(1,397)
Expenditures for fixed assets, including internal-use software and website development	(15,079)	(9,296)	(23,850)	(15,281)
Net cash used in investing activities	(15,072)	(9,239)	(31,833)	(16,648)
Cash flows from financing activities:
Payments on capital lease obligations	(325)	(2,563)	(325)	(2,563)
Payments on line of credit	—	—	—	(17,000)
Paydown on direct financing arrangement	(138)	(126)	(270)	(247)
Change in restricted cash	—	—	125	—
Proceeds from exercise of stock options	342	986	916	986
Purchase of treasury stock	(2,295)	(1,389)	(2,297)	(1,396)
Net cash used in financing activities	(2,416)	(3,092)	(1,851)	(20,220)
Net increase (decrease) in cash and cash equivalents	(46,787)	(8,810)	17,141	24,739
Cash and cash equivalents, beginning of period	148,665	93,547	84,737	59,998
Cash and cash equivalents, end of period	$101,878	$84,737	$101,878	$84,737